Exhibit 23(a)


       Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Post-Effective Amendment No. 1 to form S-3 (No. 33-61712) of our report dated March 24, 1995, appearing on page F-1 of ELXSI Corporation's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP
Orlando, Florida
June 21, 1995